                                                                    Exhibit 99.2


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                      CONTAINER LEASING INTERNATIONAL, LLC
                   (D/B/A CARLISLE LEASING INTERNATIONAL, LLC)



                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                JANUARY 28, 1999



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

                      CONTAINER LEASING INTERNATIONAL, LLC
                   (D/B/A CARLISLE LEASING INTERNATIONAL, LLC)

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT


         This Membership Interest Purchase Agreement (the "Agreement") is entered into as of January 28, 1999, by and among Container Leasing International, LLC, a New York limited liability company doing business as "Carlisle Leasing International, LLC" ("COMPANY"), MAC Reefers, Inc., a Delaware corporation ("PURCHASER"), Carlisle Nevada Corp., a Nevada corporation ("SELLER"), Carlisle SynTec Incorporated (formerly known as "CL Reefers, Inc."), a Delaware corporation ("SynTec"), Carlisle Companies Incorporated, a Delaware corporation ("PARENT"), and Marubeni America Corporation, a New York corporation ("MAC"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Prior to the date hereof, SynTec was the owner, beneficially and of record, of a sixty percent (60%) Membership Interest in Company. SynTec has transferred a fifty-one percent (51%) Membership Interest in Company to Seller.

         B. As a result of the transfer described in Recital A, the current ownership structure of Company is as follows: Seller owns, beneficially and of record, a fifty-one percent (51%) Membership Interest in Company, SynTec owns, beneficially and of record, a nine percent (9%) Membership Interest in Company, Purchaser owns, beneficially and of record, a ten percent (10%) Membership Interest in Company, and MCS Reefers, Inc., a Delaware corporation ("MCS"), owns, beneficially and of record, a thirty percent (30%) Membership Interest in Company.

         C. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, a fifty one percent (51%) Membership Interest in Company, on the terms and subject to the conditions set forth in this Agreement.

         D. Simultaneously with the consummation of the Transactions, Purchaser shall purchase from MCS its thirty percent (30%) Membership Interest in Company, on the terms and subject to the conditions set forth in a Membership Interest Purchase Agreement dated the date hereof between Purchaser and MCS (the "MCS-RELATED PURCHASE AGREEMENT").

         E. Upon consummation of the Transactions and the transactions contemplated by the MCS-Related Purchase Agreement, Seller will own, beneficially and of record, a nine percent (9%) Membership Interest in Company and Purchaser will own, beneficially and of record, a ninety one percent (91%) Membership Interest in Company.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein, Purchaser, Company, Seller and Parent hereby agree as follows:

1.       AGREEMENT TO SELL AND PURCHASE THE PURCHASED MEMBERSHIP INTEREST.

         1.1 SALE AND PURCHASE OF THE PURCHASED MEMBERSHIP INTEREST.

         Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller's right, title and interest in and to a fifty one percent (51%) Membership Interest of Company (the "Purchased Interest") for an aggregate purchase price equal to the sum of (a) Fifty Million Dollars ($50,000,000) (the "INITIAL PURCHASE PRICE PAYMENT"), plus (b) the Premium Payments, if any, required to be paid by Purchaser to Seller pursuant to Section
1.3 (the Initial Purchase Price Payment and the aggregate Premium Payments being, collectively, the "PURCHASE PRICE").

         1.2 PAYMENT OF INITIAL PURCHASE PRICE PAYMENT.

              (a) The closing of the purchase and sale of the Purchased Interest contemplated hereby (the "CLOSING") shall take place at the offices of Morrison & Foerster LLP at 10:00 a.m. (Eastern time) on January 28, 1999 (the "CLOSING DATE").

              (b) At the Closing, Purchaser shall (i) pay to Seller an amount equal to the Initial Purchase Price Payment by wire transfer in immediately available funds to a bank account designated by Seller, and (ii) deliver the documents and agreements required hereunder to be delivered by Purchaser at the Closing.

              (c) At the Closing, Seller shall deliver the documents and agreements required hereunder to be delivered by Seller at Closing.

         1.3 PAYMENT OF PREMIUM PAYMENTS.

              (a) In respect of each of the calendar years 1999, 2000 and 2001, Purchaser shall pay to Seller an amount equal to the Future Value of $1,100,000 (each payment a "PREMIUM PAYMENT") in the manner set forth in Section 1.3(b) hereof, each such payment conditioned upon Company's Pre-Tax Net Income (as defined in clause 1.3(e) below) for the applicable calendar year equaling or exceeding the following amounts (each a "TARGET AMOUNT"):

                    CALENDAR YEAR                                          TARGET AMOUNT
                    -------------                                          -------------
                         1999                                               $13,100,000
                         2000                                               $14,300,000
                         2001                                               $16,600,000

              (b) With respect to each Premium Payment, the "Future Value" means $1,100,000 plus interest calculated (i) from the Closing Date to the date of payment for 1999, (ii) from the Closing Date plus one year to the date of payment for 2000 and (iii) from the Closing Date plus two years to the date of payment for 2001, in each case using an eight percent (8%) interest rate, compounded annually. By way of example, assuming a Closing Date of January 28, 1999, the Premium Payments will be as follows:

                    CALENDAR YEAR                                         PREMIUM PAYMENT
                    -------------                                         ---------------
                         1999                                                $1,203,379
                         2000                                                $1,299,649
                         2001                                                $1,403,621


              (c) Any Premium Payment required to be made with respect to a particular calendar year shall be made by March 31 of the subsequent calendar year unless the applicable Premium Payment is disputed in accordance with
Section 1.3(f), in which case such Premium Payment shall be paid to Seller within five (5) days after the resolution of the dispute. By way of example, if Company achieves the Target Amount for the 1999 calendar year, Purchaser shall pay to Seller an amount equal to the Future Value of $1,100,000 on March 31, 2000 (assuming a Closing Date of January 28, 1999, the payment will equal $1,203,379).

              (d) The Premium Payments shall be cumulative, meaning that if Company fails to achieve the Target Amount for a particular calendar year, but subsequently achieves an Aggregate Target Amount, any previously unpaid Premium Payment shall become payable. The Aggregate Target Amounts are as follows:


                    CALENDAR YEAR                                     AGGREGATE TARGET AMOUNT
                    -------------                                     -----------------------
                         2000                                               $27,400,000
                         2001                                               $44,000,000


  In determining whether an Aggregate Target Amount is achieved, the parties shall (i) with respect to the 2000 calendar year, combine the Pre-Tax Net Income (as defined in clause (e) below) of Company for the 1999 and 2000 calendar years, and (ii) with respect to the 2001 calendar year, combine the Pre-Tax Net Income of Company for the 1999, 2000 and 2001 calendar years. By way of example, if Company fails to achieve the Target Amount in 1999, but achieves the Aggregate Target Amount in 2000 (i.e., Company's aggregate Pre-Tax Net Income for the 1999 and 2000 calendar years equals or exceeds $27,400,000), Purchaser shall pay to Seller an amount equal to $2,503,028 on March 31, 2001 (the sum of the Premium Payments for 1999 and 2000, assuming a Closing Date of January 28, 1999). By way of further example, if Company achieves the Target Amount in 1999, fails to achieve either the Target Amount or the Aggregate Target Amount in 2000 and achieves the Aggregate Target Amount in 2001 (i.e., Company's aggregate Pre-Tax Net Income for the 1999, 2000 and 2001 calendar years equals or exceeds $44,000,000), Purchaser shall pay to Seller (i) an amount equal to the Future Value of $1,100,000 for the 1999 calendar year on March 31, 2000 (assuming a Closing Date of January 28, 1999, the payment will equal $1,203,379), and (ii) an amount equal to

  $2,703,270 for the 2000 and 2001 calendar years on March 31, 2002 (assuming a Closing Date of January 28, 1999, this amount represents the sum of the Premium Payments for 2000 and 2001). The chart below provides further clarification.


PREMIUM PAYMENT

Payment Amount                                             $1,100,000
Rate                                                             8.0%
Assumed Closing Date                                          1/28/99
Payment Date                                                  3/31/00

SCENARIO 1 - COMPANY ACHIEVES TARGET AMOUNT EVERY YEAR
------------------------------------------------------
    Year 1 Future Value                                    $1,203,379
    Year 2 Future Value                                    $1,299,649
    Year 3 Future Value                                    $1,403,621
                                                           ----------
                                                           $3,906,649


SCENARIO 2 - COMPANY FAILS TO ACHIEVE TARGET AMOUNT IN YEARS 1 AND 2, AND ACHIEVES AGGREGATE TARGET AMOUNT IN YEAR 3
--------------------------------------------------------------------------------------------------------------------
    Year 1 Future Value                                   $0
    Year 2 Future Value                                   $0
    Year 3 Future Value                           $3,906,649
                                                  $3,906,649    (sum of future value of $1.1 million annual payments)


              (e) Within ninety (90) days after the end of each of the 1999, 2000 and 2001 calendar years, Purchaser shall cause to be prepared and delivered to Seller an unaudited income statement of Company for the applicable calendar year (each a "Proposed Income Statement") containing a computation of Pre-Tax Net Income. For purposes of this Agreement "Pre-Tax Net Income" means Company's revenues for a particular calendar year less Company's related expenses for such year determined in conformity with GAAP, applied on a basis consistent with Company's historical income statements, PROVIDED, HOWEVER, that for purposes of determining the Premium Payment only when calculating Pre-Tax Net Income, (i) no effect shall be given to any step up in the basis of the assets of Company as a result of the Transactions, (ii) all Valentine Litigation Expense shall be excluded, provided that Parent, Seller or Syntec shall have absorbed 60% of such Valentine Litigation Expense (whether by indemnification payment made pursuant to Section 9.2(b) (iii) hereof, cash capital contribution to the Company, or a charge to the capital account of SynTec); (iii) the EIP Accrual shall be excluded, and (iv) any amortization or deduction of royalties paid in connection with the Trademark License Agreement shall be excluded.

              (f) Within twenty (20) days after delivery of an applicable Proposed Income Statement and computation of Pre-Tax Net Income, Seller may notify Purchaser in writing of any objections or changes to the computation of Pre-Tax Net Income specifying in reasonable detail any such objections or changes, and the parties shall attempt in good faith to resolve any such dispute. If the parties cannot resolve such dispute within a period of thirty
(30) days commencing from Purchaser's receipt of Seller's notification, the parties shall submit the matter to a mutually acceptable accounting firm (the "Accountant") whose decision with respect to the disputed matter shall be binding on the parties. The prevailing party shall be entitled to receive from the other party its costs and expenses, including reasonable attorneys fees in connection with its objection or defense to the calculation of Pre-Tax Net Income. The fees and expenses of the Accountant shall be paid by the party against whom a decision is rendered. The prevailing party shall be the party whose proposed Pre-Tax Net Income is closest to the amount finally determined by the Accountant.

              (g) Notwithstanding anything to the contrary contained in this Agreement, in the event Company fails to achieve aggregate Pre-Tax Net Income of $44,000,000 for the 1999, 2000 and 2001 calendar years (resulting in aggregate Premium Payments to Seller of less than a principal amount of $3,300,000), Purchaser agrees to pay Seller the Future Value of the TBD Amount (such payment, the "Final Premium Payment"). For purposes of this Agreement, the "TBD Amount" means an amount equal to $3,300,000 LESS any Premium Payment previously made to Seller pursuant to this Section 1.3 MULTIPLIED BY the applicable Company Performance Factor. The "Company Performance Factor" means the decimal factors 1.00, .90, .80 and .70 assigned to the following levels of aggregate Pre-Tax Net Income (as defined in clause 1.3(e) above) for the 1999, 2000 and 2001 calendar years:


                                                                             IF AGGREGATE PRE-TAX NET
                COMPANY PERFORMANCE FACTOR                                   INCOME EQUALS OR EXCEEDS
                --------------------------                                   ------------------------
                           1.00                                                     $44,000,00
                            .90                                                    $39,600,000
                            .80                                                    $35,200,000
                            .70                                                    $30,800,000


The Final Premium Payment shall be made by March 31, 2002, unless disputed in accordance with Section 1.3(f), in which case the Final Premium Payment shall be paid to Seller within five (5) days after the resolution of such dispute.

                  By way of example, if Company generates Pre-Tax Net Income of $13,500,000 in 1999, $12,000,000 in 2000 and $14,000,000 in
                  2001, resulting in an aggregate Pre-Tax Net Income of $39,500,000 for the three-year period, Purchaser shall pay to Seller on March 31, 2002, an amount equal to the Future Value of $1,760,000, computed as follows: $3,300,000 LESS $1,100,000
                  Premium Payment for the 1999 calendar year MULTIPLIED BY a Company Performance Factor of .80. Assuming a Closing Date of January 28, 1999, the payment will equal $2,162,616.

                  By way of further example, if the Company generated Pre-Tax Net Income of $10,000,000 in 1999, $11,000,000 in 2000 and
                  $13,000,000 in 2001, resulting in an aggregate Pre-Tax Net Income of $34,000,000 for the three-year period, Purchaser shall pay to Seller on March 31, 2002, an amount equal to the Future Value of $2,310,000, computed as follows: $3,300,000 LESS $0 (since Company failed to achieve any Pre-Tax Net Income target amounts) MULTIPLIED BY a Company Performance Factor of .70. Assuming a Closing Date of January 28, 1999, the payment will equal $2,734,654.

              (h) Any Premium Payment required hereunder shall be paid by wire transfer of immediately available funds to a bank account designated by Seller.

2.       CLOSING CONDITIONS.

         2.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.

         Purchaser's obligation to purchase the Purchased Interest at the Closing is subject to the satisfaction of the following conditions:

              (a) the representations and warranties made by Parent, Seller and Company in Section 3 hereof or in any other Transaction Document shall be true and correct in all material respects as of the Closing Date, except for any representation or warranty made as of a specified date, which shall be true and correct in all material respects as of such specified date;

              (b) all covenants, agreements and conditions contained in this Agreement or in any other Transaction Document to be observed by Parent, Seller and/or Company on or prior to the Closing Date shall have been performed or complied with in all material respects;

              (c) on the Closing date, Parent, Seller, SynTec or Company, as the case may be, shall have delivered the following documents to Purchaser:

                   (i) the Restated Operating Agreement, duly executed by each of the parties specified therein;

                   (ii) the Trademark License Agreement, duly executed by each of the parties specified therein;

                   (iii) each of the Bank Consents, duly executed by each of the parties specified therein;

                   (iv) the Landlord Consent duly executed by each of the parties specified therein;

                   (v) the legal opinion of Steven J. Ford, Esq., counsel to Seller, SynTec, and Parent, dated the Closing Date, in form and substance satisfactory to Purchaser;

                   (vi) certification, in form and substance satisfactory to Purchaser, to the effect that Seller is not a foreign person;

                   (vii) a Bill of Sale; and

                   (viii) the written resignations of Robert J. Ryan, Jr. and Steven J. Ford as members, and of Richard Husted as chairman (but not as member), of Company's Managers Committee;

              (d) all corporate and other proceedings required to be taken on the part of Company, Seller and Parent in connection with this Agreement, the Transaction Documents and the Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and in substance to Purchaser and its counsel;

              (e) Purchaser's Board of Directors shall have ratified or approved the execution of this Agreement and the other Transaction Documents by Purchaser and shall have approved the consummation of the Transactions;

              (f) each of the Consents described in Section 3.5 shall have been obtained and shall be in full force and effect;

              (g) there shall not have been a material adverse change in the business, prospects, condition, assets, liabilities, operations or financial performance of Company since the date of this Agreement;

              (h) there shall not have been commenced or threatened against Purchaser, Seller, Company or Parent, or any of their respective affiliates, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions or having a material adverse effect on Company;

              (i) no Person shall have made or threatened any claim asserting that such Person (a) may be the holder or the beneficial owner of, or may have the right to acquire or to obtain beneficial ownership of, any Membership Interest or other security of Company, or (b) may be entitled to all or any portion of the Purchase Price; and

              (j) neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Purchaser or Company, or any Person affiliated with Purchaser or Company, to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body.

         2.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER.

         Seller's obligation to sell the Purchased Interests at Closing is subject to the satisfaction of the following conditions:

              (a) the representations and warranties made by Purchaser in
Section 4 or in any other Transaction Document shall be true and correct in all material respects as of the Closing Date;

              (b) all covenants, agreements and conditions contained in this Agreement or in any other Transaction Document to be observed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects;

              (c) simultaneously with the execution of this Agreement and the other Transaction Documents, Purchaser shall have delivered the following documents to Seller:

                   (i) the Restated Operating Agreement, duly executed by each of the parties specified therein;

                   (ii) the Trademark License Agreement, duly executed by each of the parties specified therein;

                   (iii) each of the Bank Consents, duly executed by each of the parties specified therein;

                   (iv) the Landlord Consent, duly executed by each of the parties specified therein; and

                   (v) legal opinions from counsel to Purchaser and MAC in form and substance satisfactory to Seller;

              (d) all corporate and other proceedings required to be taken on the part of Purchaser and Company in connection with this Agreement, the Transaction Documents and the Transactions, and all documents incident thereto, shall be reasonably satisfactory in form and in substance to Seller and its counsel;

              (e) neither the consummation nor the performance of any of the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause Seller to suffer any adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been proposed by or before any Governmental Body; and

              (f) Company shall have repaid to Seller Nine Million One Hundred Eighty Thousand Dollars ($9,180,000) which amount constitutes 51% of the aggregate principal amount of subordinated debt owed by Company to the members of the Company as of the Closing Date.

3.       REPRESENTATIONS AND WARRANTIES OF COMPANY, SELLER AND PARENT.

         Each of Seller, Company and Parent hereby represents and warrants to each Indemnitee (except that the representations in Section 3.24 are made solely by Seller) as follows (it being understood and agreed by the parties that all representations and warranties are made as of the date hereof, except for any representation and warranty made as of a specified date, which representation and warranty is made as of such specified date):

         3.1 FORMATION, GOOD STANDING, QUALIFICATION.

              (a) Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York and is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification except where the failure to be so qualified would not have a material adverse effect on Company or the Business. Company has all requisite power and authority as a limited liability company to own, operate and lease its properties and assets, to execute and deliver this Agreement and the other Transaction Documents contemplated to be executed and delivered by it, and to carry out the provisions hereof and thereof, and to carry on its business as presently conducted and as presently proposed to be conducted.

              (b) Company has never approved, or commenced any proceeding for, or made any election contemplating, the dissolution or liquidation of Company or the winding up or cessation of Company's business or affairs.

              (c) Company has no subsidiaries nor has ever owned, beneficially or otherwise, any shares or other securities of, or any other direct or any other indirect interest of any nature in, any Entity.

         3.2 ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT; RECORDS.

              (a) Company has made available to Purchaser accurate and complete copies of:

                   (i) Company's Certificate of Organization and operating agreement, including all amendments thereto, as presently in effect;

                   (ii) the membership records of Company; and

                   (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Company's members and the Company's Managers Committee. There have been no meetings or other proceedings of the members of Company, or the Company's Managers Committee that are not fully reflected in such minutes or other records.

              (b) Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "Container Leasing International" and "Carlisle Leasing International".

              (c) There has not been a material violation of any of the provisions of Company's Certificate of Organization or operating agreement or of any resolution adopted by Company's members or the Company's Managers Committee, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in such a violation.

              (d) The books of account, stock or membership interest records, minute books and other records of Company are accurate, up-to-date and complete, and have been maintained in accordance with sound and prudent business practices. All the records of Company are in the actual possession and direct control of Company. Company has been administered, and Company's records have been maintained, at all times as required by Legal Requirements to maintain the separate legal existence of Company.

         3.3 CAPITALIZATION.

              (a) As of the Closing Date, without giving effect to the Transactions and at all times prior to the Closing, the Membership Interest of the Company is owned, beneficially and of record, as follows:


                      NAME OF MEMBER                                      MEMBERSHIP INTEREST PERCENTAGE
                      --------------                                      ------------------------------
                  Seller                                                               51%
                  SynTec                                                                9%
                  MCS                                                                  30%
                  Purchaser                                                            10%


              (b) On the Closing Date, upon the consummation of the Transactions, SynTec shall own, beneficially and of record, nine percent (9%) of the Membership Interests of the Company.

All issued and outstanding Membership Interests in Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements.

              (c) Except for interests under the Employee Incentive Plan and except as set forth in the Restated Operating Agreement, there is no:

                   (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any Membership Interest or other securities of Company;

                   (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any Membership Interest or other securities of Company;

                   (iii) Contract under which Company is or may become obligated to sell or otherwise issue any Membership Interest or any other securities; or

                   (iv) condition or circumstance that may directly or indirectly give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any Membership Interest or other securities of Company.

              (d) Company has never repurchased, redeemed or otherwise reacquired (or agreed, committed or offered (in writing or otherwise) to repurchase, redeem or otherwise reacquire) any Membership Interest or other securities.

         3.4 AUTHORITY; BINDING NATURE OF AGREEMENTS.

         Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents to which it is or is contemplated to be a party, and the execution, delivery and performance by Company of this Agreement and such Transaction Documents have been duly authorized by all necessary action on the part of Company and its members, managers committee and officers. This Agreement and the other Transaction Documents constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

         3.5 NON-CONTRAVENTION; CONSENTS.

         The execution and delivery of this Agreement and the other Transaction Documents, and the consummation of the Transactions, by Company will not, directly or indirectly (with or without notice or lapse of time):

              (a) contravene, conflict with or result in a violation of (i) any provisions of Company's Certificate of Organization or Operating Agreement, or
(ii) any resolution adopted by Company's managers committee or the members of Company;

              (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Company or any assets owned or used by it is subject;

              (c) cause Company to become subject to, or to become liable for the payment of, any Tax relating to any period (or portion thereof) ending on or prior to the Closing date;

              (d) cause any assets owned or used by Company to be reassessed or revalued by any taxing authority or other Governmental Body relating to any period (or portion thereof) ending on or prior to the Closing date;

              (e) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Company or any of its employees or that otherwise relates to Company's business or to any of the assets owned or used by Company;

              (f) contravene, conflict with or result in a material violation or breach of, or default under, any provision of any Company Contract;

              (g) give any Person the right to (i) declare a default or exercise any remedy under any material Company Contract, (ii) accelerate the maturity or performance of any material Company Contract, or (iii) cancel, terminate or modify any material Company Contract;

              (h) give any Person the right to any payment by Company or give rise to any acceleration or change in the award, grant, vesting or determination of options, warrants, rights, severance payments or other contingent obligations of any nature whatsoever of Company in favor of any Person, in any such case as a result of the change in control of Company or otherwise resulting from the Transactions; or

              (i) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Company.

As of the date hereof, all filings with, notices to and Consents from any Person required in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation or performance of any of the Transactions have been duly made, given or obtained and are in full force and effect, other than those (i) where the failure to give such notice or obtain such consent would not have a material adverse effect on Company or the Business, or (ii) which by their nature are required to be made, given or obtained after the Closing, all of which shall be made, given or obtained within the time required therefor.

         3.6 PROPRIETARY RIGHTS; PROPRIETARY INFORMATION AND INVENTIONS
AGREEMENT.

              (a) Company owns or licenses each Proprietary Asset that is material to the operation of the Business as presently conducted.

              (b) Company has taken all measures and precautions necessary to protect the confidentiality and value of each material Proprietary Asset that is owned by or licensed to the Company or that is used or useful in connection with the Business.

              (c) Any material inventions, trade secrets or proprietary information created or obtained by any of Company's employees prior to their employment by Company, which are necessary or useful in Company's business, have been assigned to Company.

              (d) Company is not infringing and has not at any time infringed or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement of any Proprietary Asset owned or used by any other Person. To the Knowledge of Company, no Person is infringing, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset owned or used by Company.

         3.7 PROCEEDINGS; ORDERS.

              (a) Except in respect of the Proceeding described in Section 9.2(b)(v), there is no material pending Proceeding, and, to Company's Knowledge, no Person has threatened to commence any Proceeding that involves Company or that otherwise relates to or might materially adversely affect Company's business or any of the assets owned or used by Company (whether or not Company is named as a party thereto).

              (b) There is no pending Proceeding, and, to Company's Knowledge, no Person has threatened to commence any Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions or Company's ability to comply with or perform its obligations and covenants under the Transaction Documents; and no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

              (c) Company has made available to Purchaser accurate and complete copies of all pleadings, correspondence and other written materials to which Company has access that relate to material Proceedings, if any.

              (d) There is no Order (except such Orders which are publicly known and which relate to matters of general applicability that will adversely affect all comparable Entities) to which Company, or any of the assets owned or used by Company, is subject.

              (e) No officer or employee of Company is subject to any Order (except such Orders which are publicly known and which relate to matters of general applicability that will adversely affect all comparable Entities) that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to Company's business.

              (f) To Company's Knowledge, there is no proposed Order (except such proposed Orders which are publicly known and which relate to matters of general applicability that will adversely affect all comparable Entities) that, if issued or otherwise put into effect, (i) may have a material adverse effect on Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of Company to comply with or perform any covenant or obligation under this Agreement and the other Transaction Documents, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         3.8 OFFERING VALID.

         Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.2 hereof, the offer and sale of the Purchased Interest by Seller will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of, and otherwise will comply with, all applicable state securities laws. Neither of Seller nor Company nor any agent on behalf of either of them has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Membership Interests of the Company to any person or persons so as to bring the offer or sale of the Membership Interests by Seller to Purchaser within the registration provisions of the Securities Act or any state securities laws.

         3.9 FINANCIAL STATEMENTS.

              (a) Company has made available to Purchaser the following financial statements and notes (collectively, the "FINANCIAL STATEMENTS"):

                   (i) the audited balance sheet of Company as of December 31, 1997, and the related audited statements of operations of Company for the year then ended;

                   (ii) the unaudited balance sheet of Company as of March 31, 1998, and the related unaudited statements of operations of Company for the three (3) months then ended;

                   (iii) the unaudited balance sheet of Company as of June 30, 1998, and the related unaudited statements of operations of Company for the three (3) months then ended; and

                   (iv) the unaudited balance sheet of Company as of September 30, 1998 (the "UNAUDITED INTERIM BALANCE SHEET"), and the related unaudited statements of operations of Company for the three (3) months then ended.

              (b) All Financial Statements are in accordance with the books and records of Company, present fairly the financial position of Company as of the respective dates thereof and the results of operations of Company for the periods covered thereby and (except, with respect to the unaudited Financial Statements, for the lack of footnotes and normal year-end adjustments) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered. Notwithstanding the foregoing, no representation or warranty is made as to the adequacy of the reserve for the Employee Incentive Plan.

         3.10 TITLE TO ASSETS.

              (a) Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, free and clear of any Encumbrances, except for those Encumbrances which would not have a material adverse effect on Company's ownership of, or the value of, such assets, including:

                   (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold by Company since the date thereof in the Ordinary Course of Business);

                   (ii) all assets acquired by Company since the date of the Unaudited Interim Balance Sheet (except for inventory sold by Company since the date of the Unaudited Interim Balance Sheet in the Ordinary Course of Business); and

                   (iii) all other assets reflected in Company's books and records as being owned by Company.

              (b) Each asset owned by Company:

                   (i) is either (x) free of defects and deficiencies and in good condition and repair, consistent with its age and intended use (ordinary wear and tear excepted), or (y) covered by a manufacturer's warranty which is in effect as of the Closing Date;

                   (ii) complies in all respects and, to Company's Knowledge, is being operated and otherwise used in full compliance with all applicable Legal Requirements; and

                   (iii) is adequate for the uses to which it is being put.

The assets owned by the Company are adequate for the conduct of Company's business in the manner in which such business is currently being conducted.

              (c) Company does not own any real property or any interest in real property, except for leaseholds created under real property leases (the "LEASED PREMISES"), copies of which have been made available to Purchaser. Company enjoys peaceful and undisturbed possession of such premises.

              (d) All leases pursuant to which Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and, to the Knowledge of Company, there exists no default thereunder or occurrence or condition that could result in a default thereunder or termination thereof. Company's buildings and equipment are in good operating condition and repair, consistent with their age and intended use (ordinary wear and tear excepted) and are useable in the Ordinary Course of Business, and Company owns, or has valid leasehold interests in, all assets necessary for the conduct of its business as presently conducted.

         3.11 CONTRACTS.

              (a) All material Company Contracts are in writing except for certain oral agreements pertaining to the operation of the Business, (i) the Breach or termination of which oral agreements would not have a material adverse effect on Company or the Business, or (ii) oral agreements with suppliers relating to the payment of rebates to Company, the terms of which have been disclosed to Purchaser. Company has made available to Purchaser accurate and complete copies of all material Company Contracts which are in writing, including all amendments thereto. The terms of the oral agreements to which Company is a party, taken as a group, are not unreasonably burdensome to Company.

              (b) Each Company Contract is valid and in full force and effect, and is enforceable by Company in accordance with its terms.

              (c) Company is not in default under any Company Contract, and, to the Knowledge of Company, (i) no Person has violated or breached, or declared or committed any default under any Company Contract; (ii) no event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Company Contract, (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, or (C) give any Person the right to accelerate the maturity or performance of any Company Contract or to cancel, terminate or modify any Company Contract; and (iii) Company has not waived any of its rights under any Company Contract.

              (d) Company has never been a party to or been bound by (A) any joint venture agreement, partnership agreement, profit sharing agreement, cost sharing agreement, loss sharing agreement or similar Contract, or (B) any Contract that creates or grants to any Person, or provides for the creation or grant of, any stock or membership interest appreciation right, phantom stock or membership interest right or similar right or interest, except for interests under the Employee Incentive Plan and except as set forth in the Restated Operating Agreement.

              (e) The performance of Company Contracts will not result in any violation of or failure to comply with any Legal Requirement.

              (f) No party to any Company Contract has notified Company or made a claim to the effect that Company has failed to perform an obligation thereunder other than claims covered by manufacturer's warranties. To the Knowledge of Company, there is no plan, intention or indication of any contracting party to any Company Contract to cause the termination, cancellation or modification of such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect the benefits derived or expected to be derived therefrom by Company.

         3.12 EMPLOYEES; EMPLOYEE BENEFITS.

              (a) Company does not now have and has not in the past had in effect any bonus, profit sharing, pension, deferred compensation or similar plan or agreement for the benefit of any of its employees, other than the Employee Incentive Plan.

              (b) Company has no collective bargaining agreements, union Contracts or similar Contracts with any of its employees. There is no labor union organizing activity pending or, to Company's Knowledge, threatened with respect to Company. Subject to applicable Legal Requirements, the employment of each of Company's employees is terminable by Company at will; and no employee has any agreement or contract, written or verbal, regarding his or her employment.

              (c) To Company's Knowledge, (i) no employee of Company, nor any consultant with whom Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Company because of the nature of the business to be conducted by Company, and (ii) the continued employment by Company of its present employees, and the performance of Company's contracts with its independent contractors, will not result in any such violation. Company has not received any notice (written or otherwise) alleging that any such violation has occurred. No employee of Company has been granted the right to continued employment by Company or to any material compensation following termination of employment with Company. To the Knowledge of Company, no member of Company's management intends to terminate his, or their, employment with Company, and no employee of Company has received an offer to join a business that is or likely would be competitive with Company's business.

         3.13 RECEIVABLES; MAJOR CUSTOMERS.

              (a) All existing accounts receivable of Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited Interim Balance Sheet and have not yet been collected) represent valid obligations of customers of Company arising from bona fide transactions entered into in the Ordinary Course of Business.

              (b) Company has not received any notice or other communication from any significant customer or other Person indicating that it may cease dealing with Company or may otherwise reduce the volume of business transacted by such Person with Company below historical levels.

              (c) Company has made available to Purchaser a copy of Company's standard forms of customer contract for each sale or lease of goods or service it offers to customers, and all Company's customer relationships are governed by such standard contracts.

         3.14 [INTENTIONALLY OMITTED].

         3.15 COMPLIANCE WITH LEGAL REQUIREMENTS.

              (a) Company is in full compliance with each Legal Requirement that is applicable to it or to the conduct of its business or the ownership, use or lease of any of its assets, except where the failure to be in compliance would not have a material adverse effect on Company or the Business.

              (b) No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by Company of, or a failure on the part of Company to comply with, any Legal Requirement, except where the failure to be in compliance would not have a material adverse effect on Company or the Business.

              (c) Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement by Company, or (ii) any actual, alleged, possible or potential obligation on the part of Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

              (d) To the Knowledge of Company, no Governmental Body has proposed or is considering any Legal Requirement (other than any Legal Requirement that would be applicable generally to the container leasing industry) that, if adopted or otherwise put into effect, (i) may have an adverse effect on Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects of Company or on the ability of Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transaction Documents, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         3.16 GOVERNMENTAL AUTHORIZATIONS.

              (a) Company has all the Governmental Authorizations necessary (i) to enable Company to conduct its business in the manner in which its business is currently being conducted, and (ii) to permit Company to own and use its assets in the manner in which they are currently owned and used.

         3.17 TAX MATTERS.

              (a) Each Tax required to have been paid, or claimed by any Governmental Body to be payable, by Company (whether pursuant to any Tax Return or otherwise) has been duly paid in full on a timely basis. Any Tax required to have been withheld or collected by Company has been duly withheld and collected, and (to the extent required) each such Tax has been paid to the appropriate Governmental Body.

              (b) All Tax Returns required to be filed by or on behalf of Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date ("COMPANY RETURNS") (i) have been, or will be, filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in full compliance with all applicable Legal Requirements. To the extent due from Company or Seller, all amounts shown on Company Returns to be due on or before the Closing Date, and all amounts otherwise payable in connection with Company Returns on or before the Closing Date, have been paid on or before the Closing Date. Company has made available to Purchaser copies of all Company Returns filed for the fiscal periods ended December 31, 1996 and December 31, 1997.

              (c) Company's liability for unpaid Taxes for all periods ending on or before the date of the Financial Statements, including any liability for Taxes assumed under contract, does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred taxes) reported in the Financial Statements. Company will establish, in the Ordinary Course of Business, reserves adequate for the payment of all Taxes for the period from December 31, 1997 through the Closing Date.

              (d) Company has made available to Purchaser copies of all audit reports and similar documents (to which Company has access) relating to Company Returns. No extension or waiver of the limitation period applicable to any of Company Returns (or any Tax Return of Seller relating to Company) has been granted (by Company or any other Person), and no such extension or waiver has been requested from Company.

              (e) No claim or other Proceeding is pending or has been threatened against or with respect to Company, or Seller with respect to Company, in respect of any Tax and neither Seller nor Parent has any Knowledge of any facts or circumstances that could give rise to any claim or Proceeding. Neither Company nor its members has been, and will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to
Section 481 or Section 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing. Company has at all times been taxable as a "partnership" for Federal income tax purposes and not as a "corporation." Company is not liable for Taxes incurred by any individual, trust, corporation, partnership or any other Entity either as a transferee, pursuant to Treasury Regulations Section 1.1502-6, or pursuant to any other provision of federal, territorial, state, local or foreign law or regulations. Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes. Company does not own any stock or other ownership interest in any Entity.

              (f) Except for the Employee Incentive Plan, Company is not party to any agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of Company that, individually or collectively, could give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract, and has not otherwise assumed the tax liability of any other Person under contract.

              (g) Neither the Company nor the Seller nor any director or officer (or employee responsible for Tax matters) of either the Company or Seller expects any authority to assess any additional Taxes with respect to the Company for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax of the Company (or of the Members with respect to their interest in the Company) either (A) claimed or raised by any authority in writing or (B) as to which any of the Company, the Seller and the directors and officers (and employees responsible for Tax matters) of the Company and the Seller has Knowledge based upon personal contact with any agent of such authority.

         3.18 SECURITIES LAWS COMPLIANCE; REGISTRATION RIGHTS.

         Company has complied with all federal and state securities laws in connection with all offers and sales of securities issued by Company prior to the date of this Agreement. Company has not heretofore granted any other purchaser of its securities the right to require Company to register any securities under the Securities Act or to qualify for any exemption thereunder.

         3.19 FINDERS AND BROKERS; FEES.

              (a) Neither Company nor any Person acting on behalf of Company has negotiated with any finder, broker, intermediary or any similar person in connection with the transactions contemplated herein.

              (b) Company has not entered into a contract or other agreement that provides that a fee shall be paid to any Person or Entity if the Transactions are consummated.

         3.20 ENVIRONMENTAL COMPLIANCE.

         Company is and, to the Knowledge of Company, has been at all times in compliance in all material respects with all Environmental Laws. Company has now and at all times has had all the necessary permits required under Environmental Laws for the operation of its business, and is not and has not been in violation of any of the terms and conditions of any of its permits. Company has not received any notice or other communication (in writing or otherwise) that alleges that Company is not in compliance with any Environmental Law. Company has not generated, manufactured, produced, transported, imported, used, treated, refined, processed, handled, stored, discharged, released, or disposed of any Hazardous Materials (whether lawfully or unlawfully) at any of the Leased Premises occupied or controlled by Company on or at any time prior to the Closing Date other than common household and office products in DE MINIMIS quantities. To the Knowledge of Company: (a) there are not and have not been any releases or threatened releases of any Hazardous Materials in any quantity (other than common household and office products in DE MINIMIS quantities) at, on, or from the Leased Premises; (b) there are no circumstances that may prevent or interfere with Company's compliance with any Environmental

Law; and (c) no former owner or user of the Leased Premises engaged in any type of manufacturing or commercial activity which might be reasonably expected to generate, manufacture, produce, transport, import, use, treat, refine, process, handle, store, discharge, release, or dispose of any Hazardous Materials (whether lawfully or unlawfully) on the Leased Premises.

         3.21 INSURANCE.

              (a) Company has made available to Purchaser copies of all of the insurance policies maintained by or at the expense of, or for the direct or indirect benefit of, Company (including all renewals thereof and endorsements thereto) and binders relating thereto indicating that such policies are in full force and effect as of the date hereof, and all of the pending applications relating thereto ("Company Policies").

              (b) Each of the Company Policies is valid, enforceable and in full force and effect, and has been issued by an insurance carrier that, to the Knowledge of Company, is solvent, financially sound and reputable. All of the information contained in the applications submitted in connection with said policies was (at the times said applications were submitted) accurate and complete, and all premiums and other amounts owing with respect to said policies have been paid in full on a timely basis. The nature, scope and dollar amounts of the insurance coverage provided by said policies are sufficient to both adequately insure Company's business, assets, operations, key employees, services and potential liabilities, and to meet the insurance maintenance requirements, if any, under all Company Contracts. Each of the Company Policies will continue in full force and effect following the Closing and Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which it is a party or that provides coverage to it or any of its directors or officers in connection with their performance of services to Company.

              (c) Except for the litigation claim named in Section 9.2(b)(iii) hereof, there is no pending claim under or based upon any of the Company Policies, and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

              (d) Company has not received:

                   (i) any notice or other communication (in writing or otherwise) regarding the actual or possible cancellation or invalidation of any of the Company Policies or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies;

                   (ii) any notice or other communication (in writing or otherwise) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of the Company Policies; or

                   (iii) any indication that the issuer of any of the Company Policies may be unwilling or unable to perform any of its obligations thereunder.

         3.22 RELATED PARTY TRANSACTIONS.

         Other than transactions with CCMC:

              (a) No Related Party has, and no Related Party has at any time since December 31, 1997, had, any direct or indirect interest of any nature in any asset used in or otherwise relating to the business of Company.

              (b) No Related Party is, or has at any time since December 31, 1997 been, indebted to Company for an amount, individually or in the aggregate, in excess of $5,000 (all of which amounts have been paid in full as of the date hereof).

              (c) Since December 31, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in, any Contract, transaction or business dealing of any nature involving Company.

              (d) No Related Party is competing, or has at any time since December 31, 1997 competed, directly or indirectly, with Company in any market served by Company.

              (e) No Related Party has any claim or right against Company.

              (f) No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against Company.

         3.23 ABSENCE OF CHANGES.

         Except with the Knowledge and agreement of Company's Managers Committee or its predecessor, since December 31, 1997:

              (a) there has not been any material adverse change in Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or in any aspect or portion thereof), and no event has occurred that might have a material adverse effect on Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof);

              (b) there has not been any material loss, damage or destruction to, or any interruption in the use of, any of Company's assets (whether or not covered by insurance) other than such loss, damage or destruction which is covered by a manufacturer's warranty;

              (c) Company has not repurchased, redeemed or otherwise reacquired any of its Membership Interests or other securities;

              (d) Company has not sold or otherwise issued (or granted any warrants, options or other rights to purchase) any Membership Interests or any other securities;

              (e) Company has not amended its Certificate of Organization or Operating Agreement and has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of securities, securities split, reverse securities split or similar transaction;

              (f) Company has not purchased, leased, licensed or otherwise acquired any asset from any other Person, except for those acquired by Company in the Ordinary Course of Business;

              (g) Company has not made any capital expenditure except in the Ordinary Course of Business;

              (h) Company has not sold, assigned or otherwise transferred, and has not leased or licensed, any asset to any other Person, except for tangible products sold by Company from its inventory in the Ordinary Course of Business;

              (i) Company has not pledged or hypothecated any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance;

              (j) Company has not made any loan or advance to any Person, including without limitation Seller and Company's officers, employees and members;

              (k) Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its members, officers or employees except in the Ordinary Course of Business;

              (l) there has been no resignation or termination of employment of any member of the management of Company;

              (m) there has been no labor dispute involving Company or its employees and none is pending or, to Company's Knowledge, threatened;

              (n) Company has not entered into, and none of the assets owned or used by Company has become bound by, any material Contract, other than leases relating to shipping containers entered into in the Ordinary Course of Business;

              (o) no material Contract by which Company or any of the assets owned or used by Company is or was bound, or under which Company has or had any rights or interest, has been amended or terminated;

              (p) there has been no borrowing or agreement to borrow by Company or change in the contingent obligations of Company by way of guaranty, endorsement, indemnity, warranty or otherwise or grant of a mortgage or security interest in any property of Company, and

Company has not otherwise incurred, assumed or otherwise become subject to any Liability in excess of $5,000, individually or in the aggregate, other than accounts payable incurred by Company in the Ordinary Course of Business;

              (q) Company has not discharged any Encumbrance or discharged, paid or forgiven any indebtedness or other Liability in excess of $5,000, individually or in the aggregate, except for accounts payable that (i) are reflected as current liabilities in the "liabilities" column of the Unaudited Interim Balance Sheet or have been incurred by Company since the date of the Unaudited Interim Balance Sheet in the Ordinary Course of Business, and (ii) have been discharged or paid in the Ordinary Course of Business;

              (r) Company has not forgiven any debt or otherwise released or waived any right or claim;

              (s) Company has not changed any of its methods of accounting or accounting practices in any respect;

              (t) Company has not entered into any transaction or taken any other action outside the Ordinary Course of Business;

              (u) Company has not received notice that there has been a loss of, or cancellation of a material order by, any customer of Company; and

              (v) Company has not agreed, committed or offered (in writing or otherwise), and has not attempted, to take any of the actions referred to in clauses (c) through (u) above.

         3.24 SELLER.

              (a) Seller owns, beneficially and of record, a sixty percent (60%) Membership Interest in Company free and clear of any Encumbrances.

              (b) Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents to which it is or is contemplated to be a party. This Agreement and the other Transaction Documents constitute, or upon execution and delivery will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

              (c) The execution and delivery of this Agreement and other Transaction Documents, and the consummation of the Transactions, by Seller will not, directly or indirectly (with or without notice or lapse of time) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Seller is subject.

              (d) There is no pending Proceeding, and, to the Knowledge of Seller, no Person has threatened to commence any Proceeding, that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Transactions or Seller's ability to comply with or perform his obligations and covenants under the Transaction Documents; and no event has occurred, and no claim, dispute or other condition or circumstance exists, that might directly or indirectly give rise to or serve as a basis for the commencement of any such Proceeding.

              (e) Seller is not subject to any Order that relates to Company's business or to any of the assets owned or used by Company.

              (f) There is no proposed Order that, if issued or otherwise put into effect, may have an adverse effect on the ability of Seller to comply with or perform any covenant or obligation under this Agreement or the other Transaction Documents.

              (g) To the Knowledge of Seller, no Governmental Body has proposed or is considering any Legal Requirement (other than any Legal Requirement that would be applicable generally to the ship container industry) that, if adopted or otherwise put into effect, may adversely affect its ability to comply with or perform any of his covenants or obligations under this Agreement or the other Transaction Documents.

              (h) Seller will indemnify Purchaser and Company and hold them harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of Seller or Company.

              (i) All information regarding Seller that has been furnished to Purchaser or any of its Representatives by or on behalf of Seller or any of its Representatives is accurate and complete in all material respects.

              (j) Seller has not, at any time, (i) made a general assignment for the benefit of creditors, (ii) filed, or had filed against it, any bankruptcy petition or similar filing, (iii) suffered the attachment or other judicial seizure of all or a substantial portion of its assets, (iv) admitted in writing its inability to pay its debts as they become due, or (v) taken or been the subject of any action that may have an adverse effect on his ability to comply with or perform its covenants or obligations under this Agreement.

              (k) Seller has the capacity and financial capability to comply with and perform all its covenants and obligations under this Agreement and each of the other Transaction Documents. The Purchase Price represents reasonably equivalent value for the Purchased Interests, and upon consummation of the Closing, after giving effect to the consummation of all of the Transactions, including without limitation receipt of the payments to be made to Seller hereunder, Seller will not: (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts as they become absolute and matured); (ii) have unreasonably small capital with which to engage in its business; or (iii) have incurred (and reasonably believes it will not incur) debts beyond its ability to pay as they become absolute and matured.

         3.25 POWERS OF ATTORNEY.

         Company has not given a power of attorney to any Person.

         3.26 BENEFIT PLANS; ERISA.

              (a) None of (i) Company "employee benefit plans" within the meaning of Section 3(3) of ERISA, (ii) all employment agreements, including, but not limited to, any individual benefit arrangement, policy or practice with respect to any current or former employee or member of Company or Member of the Controlled Group, and (iii) all other employee benefit, bonus or other incentive compensation, stock option, stock purchase, stock appreciation, severance pay, lay-off or reduction in force, change in control, sick pay, vacation pay, salary continuation, retainer, leave of absence, educational assistance, service award, employee discount or fringe benefit plans, arrangements, policies or practices, whether legally binding or not, that Company or any Member of the Controlled Group maintains, contributes to or has any obligation to or liability for (collectively, the "Plans") is a Defined Benefit Plan, and neither Company nor any Member of the Controlled Group has ever sponsored, maintained or contributed to, or ever been obligated to contribute to, a Defined Benefit Plan.

              (b) None of the Plans is a Multiemployer Plan, and neither Company nor any Member of the Controlled Group has ever contributed to, or ever been obligated to contribute to, a Multiemployer Plan.

              (c) Company does not maintain or contribute to any welfare benefit plan that provides health benefits to an employee after the employee's termination of employment or retirement except as required under Section 4980B of the Code and Sections 601 through 608 of ERISA.

              (d) Each Plan that is an "employee benefit plan," as defined in
Section 3(3) of ERISA, complies by its terms and in operation with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to the Plan, including but not limited to ERISA and the Code.

              (e) All reports, forms and other documents required to be filed with any government entity with respect to any Plan (including without limitation, summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed and are accurate.

              (f) Each Plan intended to qualify under Section 401(a) of the Code has been determined by the Internal Revenue Service to so qualify after January 1, 1985, and each trust maintained pursuant thereto has been determined by the Internal Revenue Service to be exempt from taxation under Section 501 of the Code. Nothing has occurred since the date of the Internal Revenue Service's favorable determination letter that could adversely affect the qualification of the Plan and its related trust. Company and each Member of the Controlled Group have timely and properly applied for a written determination by the Internal Revenue Service on the qualification of each such Plan and its related trust under Section 401(a) of the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation enacted through the date hereof, and Section 501 of the Code.

              (g) All contributions for all periods ending prior to the Closing Date (including periods from the first day of the current plan year to the Closing Date) have been made prior to the Closing Date by Company in accordance with past practice and the recommended contribution in any applicable actuarial report.

              (h) All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Plans for plan years ending on or before the Closing Date.

              (i) With respect to each Plan:

                   (i) no prohibited transactions (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available;

                   (ii) no action or claims (other than routine claims for benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to any Plan, any employer who is participating (or who has participated) in any Plan or any fiduciary (as defined in Section 3(21) of ERISA), of the Plan;

                   (iii) neither Company nor any fiduciary has Knowledge of any facts that could give rise to any such action or claim; and

                   (iv) it provides that it may be amended or terminated at any time and, except for benefits protected under Section 411(d) of the Code, all benefits payable to current or terminated employees or any beneficiary may be amended or terminated by Company at any time without liability.

              (j) Neither Company nor any Member of the Controlled Group has any liability or is threatened with any liability (whether joint or several) (i) for any excise tax imposed by Sections 4971, 4975, 4976, 4977 or 4979 of the Code, or (ii) to a fine under Section 502 of ERISA.

              (k) All the Plans, to the extent applicable, are in compliance with the continuation of group health coverage provisions contained in Section 4980B of the Code and Sections 601 through 608 of ERISA.

              (l) Copies of all documents creating or evidencing any Plans, and all reports, forms and other documents required to be filed with any governmental entity (including, without limitation, summary plan descriptions, Forms 5500 and summary annual reports for all Plans subject to ERISA), have been made available to Purchaser. There are no negotiations, demands or proposals which are pending or have been made that concern matters now covered, or that would be covered, by the Plans.

              (m) All expenses and liabilities relating to all of the Plans have been, and on the Closing Date will be, fully and properly accrued on Company's books and records and disclosed in accordance with GAAP and in Plan financial statements.

         3.27 SALE AND LEASE OF PRODUCTS; PERFORMANCE OF SERVICES.

         Company is not subject to any material Liability arising directly or indirectly from any product sold, leased, or financed by the Company, or any repair services or other services performed by, Company. Except for claims which are covered by manufacturer's warranties, no customer or other Person has asserted or threatened to assert any material claim against Company (i) under or based upon any warranty provided by or on behalf of Company, or (ii) under or based upon any other warranty relating to any product sold or leased by Company or any services performed by Company. To the Knowledge of Company, no event has occurred, and no condition or circumstance exists, that likely would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for the assertion of any such claim.

         3.28 FULL DISCLOSURE.

              (a) Neither this Agreement nor any of the other Transaction Documents contains or will contain any untrue statement of material fact; and none of such documents omits or will omit to state any material fact necessary to make any of the representations, warranties or other statements or information contained herein or therein not misleading.

              (b) Except for matters specifically disclosed or referred to herein, there is no fact within the Knowledge of Company (other than publicly known facts relating to matters of general applicability that will adversely affect all comparable Entities) that (i) would reasonably be expected to have a material adverse effect on Company's business, condition, assets, liabilities, operations, financial performance, net income or prospects (or on any aspect or portion thereof) or on the ability of Seller or such Company to comply with or perform any covenant or obligation under this Agreement or any of the other Transaction Documents to which it is or is contemplated to be a party, or (ii) may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Transactions.

         3.29 DUE DILIGENCE INFORMATION.

         Company has made available to Purchaser and Purchaser's Representatives with full and complete access to all of Company's records and other documents and data, and has produced all documents and related materials in response to the itemized requests on Purchaser's due diligence request list that was sent to Company in contemplation of the Transactions.

         3.30 PRODUCT LIABILITY CLAIMS; WARRANTY CLAIMS.

         There are no product liability claims currently pending or threatened against Company or the Business or of which Company is aware. There are no warranty claims currently outstanding against Company or of which Company is aware other than those covered by manufacturers warranties.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         Purchaser hereby represents and warrants to Seller as follows:

         4.1 ORGANIZATION, GOOD STANDING, QUALIFICATION.

         Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Purchaser has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and all other Transaction Documents contemplated to be executed and delivered by Purchaser, and to carry out the provisions of this Agreement and such other Transaction Documents, and to carry on its business as presently conducted and as presently proposed to be conducted.

         4.2 INVESTMENT REPRESENTATIONS.

              (a) Purchaser understands that the Purchased Interest has not been registered under the Securities Act. Purchaser also understands that the Purchased Interest is being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in this Section 4.2.

              (b) Purchaser is acquiring the Purchased Interests for Purchaser's own account for investment only, and not with the intention of making a public distribution thereof.

              (c) Purchaser represents that by reason of its, or of its management's business or financial experience, Purchaser has the capacity to protect its own interests in connection with the Transactions contemplated in this Agreement and the other Transaction Documents. Purchaser is able to bear the loss of its entire investment in Company. Purchaser is not a corporation, partnership or other entity specifically formed for the purpose of consummating this transaction.

              (d) Purchaser is an accredited investor as that term is defined in Rule 501(a) of Regulation D, promulgated pursuant to the Securities Act.

         4.3 CONSENTS.

         All consents, approvals, orders, or authorizations of, or registration, qualification, designation, declaration or filing with any governmental or banking authority required on the part of Purchaser in connection with the consummation of the Transactions contemplated in this Agreement and the other Transaction Documents, have been or shall have been obtained prior to and shall be effective as of the Closing.

         4.4 OWNERSHIP OF COMPANY.

         At the Closing, upon the consummation of the Transactions and the transactions contemplated by the MCS-Related Purchase Agreement, Purchaser shall own, beneficially and of record, ninety-one percent (91%) of the Membership Interests of the Company.

5.       [INTENTIONALLY OMITTED]

6.       [INTENTIONALLY OMITTED]

7.       OTHER AGREEMENTS.

         7.1 COVENANT NOT TO COMPETE; NON-SOLICITATION.

              (a) In order to induce Purchaser to enter into this Agreement and to purchase the Purchased Interests from Seller, and to enable Purchaser to obtain the full benefit of such purchase of the Purchased Interest, including the goodwill of the acquired business, Seller and Parent, for itself and each of its Subsidiaries agrees for a period (the "NONCOMPETITION PERIOD") from and after the date hereof to and including the fifth anniversary of the Closing Date, not to directly or indirectly engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation or control of, or render services to itself or any other Person in the selling, leasing or financing of refrigerated containers which is competitive with any such business engaged in by Company in any jurisdiction in which Company has direct customers; PROVIDED, HOWEVER, that (i) Seller may purchase or otherwise acquire up to one percent (1%), in the aggregate, of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act, (ii) Parent and CCMC may engage in such activities only to the extent it does so in connection with the fulfillment of its obligations pursuant to Section 7.2 hereof, and (iii) Parent and/or any subsidiary of Parent may retain ownership, beneficially and of record, of up to nine percent (9%) of the Membership Interests of Company.

              (b) For a period from and after the date hereof to and including the fifth anniversary of the Closing Date, Seller agrees not to directly or indirectly, either for itself or any other Person:

                   (i) induce or attempt to induce any employee to leave the
              employ of Purchaser or any Entity under common control with Purchaser, including Company;

                   (ii) in any way interfere with the relationship between
              Purchaser (or any Entity under common control with Purchaser, including Company) and any employee of Purchaser (or such Entity) or;

                   (iii) employ, or otherwise engage as an employee, independent contractor or otherwise, any employee of Purchaser or any Entity under common control with Purchaser, including Company.

              (c) For a period from and after the dates hereof to and including the tenth anniversary of the Closing, Seller agrees not to directly or indirectly either for itself or any other Person:

                   (i) induce or attempt to induce any customer, supplier,
              licensee or business relation of Purchaser or any Entity under common control with Purchaser, including any of Company, to cease doing business with Purchaser or such Entity, or in any way interfere with the relationship between any customer, supplier, licensee or business relation of Purchaser or such Entity; or

                   (ii) solicit the manufacture or lease of refrigerated
              containers or related business of any Person that has received such services from Company prior to the Closing Date or that otherwise is a customer of any of Company or any Entity under common control with Company.

              (d) In the event of a breach by Seller of any covenant set forth in Section 7.1(a) above, the term of such covenant shall be extended by the period of duration of such breach.

         7.2 CCMC WARRANTIES

         In order to induce Purchaser to enter into this Agreement and to purchase the Purchased Interests from Seller, and to enable Purchaser to obtain the full benefit of such purchase of the Purchased Interest, Parent hereby agrees to cause CCMC to perform (or, alternatively, that Parent itself shall perform) all of CCMC's obligations under the CCMC Warranties to the full extent of such CCMC Warranties. Notwithstanding Section 7.1 hereof, Parent shall be permitted to provide indemnification, goods or services to Purchaser or the Company, as the case may be, in satisfaction of its obligation under the CCMC Warranties.

         7.3 TAX ELECTION

         The Company, Purchaser, and Seller agree that a Section 754 election will be made that will apply to Purchaser's acquisition of the Purchased Interest, and the Company, Purchaser, Seller and Parent will cooperate and take any action required to make such election.

         7.4 FINDERS AND BROKERS.

         Purchaser will indemnify Seller and Company and hold them harmless from any liability or expense arising from any claim for brokerage commissions, finder's fees or other similar compensation based upon any agreement, arrangement or understanding made by or on behalf of Purchaser.

8.       [INTENTIONALLY OMITTED]

9.       INDEMNIFICATION, ETC.

         9.1 SURVIVAL OF REPRESENTATIONS AND COVENANTS.

              (a) The representations, warranties, covenants and obligations of each party set forth in this Agreement or any other Transaction Document shall survive the Closing Date. All representations and warranties of the parties in this Agreement or any other Transaction Document shall terminate on the Indemnification Termination Date.

              (b) The representations, warranties, covenants and obligations of the respective parties, and the rights and remedies that may be exercised by any of them, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, or the Knowledge of, any of the parties or their respective Representatives.

              (c) The representations, warranties, covenants and obligations of each of Company, Seller and Parent are made to Purchaser and for the benefit of each Indemnitee (as defined in Section 9.2(a) below).

         9.2 INDEMNIFICATION BY SELLER AND PARENT.

              (a) Each of Seller and Parent severally covenants and agrees to defend, indemnify and hold harmless Purchaser and each of its officers, directors, employees, agents and Representatives (collectively, the "INDEMNITEES" and individually each an "INDEMNITEE") from and against, and shall compensate and reimburse each of the Indemnitees for, any Damages which are suffered or incurred by any of the Indemnitees (regardless of whether or not such Damages relate to any third party claim) directly or indirectly arising or resulting from or connected with:

                   (i) any Breach of the representations and warranties contained in Section 3.24;

                   (ii) any Liability to the Company arising out of the CCMC Warranties; and

                   (iii) any Breach of any covenant or obligation of Seller or Parent under this Agreement or any other Transaction Document.

              (b) Each of Seller and Parent, severally covenants and agrees to defend, indemnify and hold harmless Purchaser and each of its officers, directors, employees, agents and Representatives (collectively, the "INDEMNITEES" and individually each an "INDEMNITEE") from and against, and shall compensate and reimburse each of the Indemnitees for, sixty percent (60%) of any Damages which are suffered or incurred by any of the Indemnitees (regardless of whether or not such Damages relate to any third party claim) directly or indirectly arising or resulting from or connected with:

                   (i) any Breach of any representation or warranty made by Company, Seller or Parent in this Agreement (other than the representations and warranties contained in Section 3.24), it being understood that all representations and warranties set forth herein are made as of the date hereof, except for any representation and warranty made as of a different specified date, which representation and warranty is made as of such specified date;

                   (ii) any Liability arising out of the Total Storage Transactions; and

                   (iii) any Liability (including, without limitation, settlement obligations, liabilities and costs in respect thereof) arising from or in connection with WALTER F. VALENTINE V. CARLISLE LEASING INTERNATIONAL COMPANY ET AL., United States District Court for the Northern District of New York, Docket Number 97-CV-1406.

              (c) Each of the parties hereto acknowledges that any capital contribution required of SynTec under the Restated Operating Agreement with respect to any Damage sustained by Company and for which Purchaser or MAC has been fully indemnified under Section 9.2(b) shall be the sole responsibility of Purchaser.

         9.3 INDEMNIFICATION BY PURCHASER.

         Each of Purchaser and MAC severally covenants and agrees to defend, indemnify and hold harmless Seller and its successors from and against, and shall compensate and reimburse Seller for, any Damages that are suffered or incurred by it (regardless of whether such Damages relate to any third party claim), directly or indirectly arising or resulting from or connected with: (i) any Breach of any representation or warranty made by Purchaser in this Agreement or any other Transaction Document; or (ii) any Breach of any covenant or obligation of Purchaser contained in this Agreement or any other Transaction Document. Purchaser's obligations under this Section 9.3 shall terminate on the later to occur of (a) the Indemnification Termination Date or (b) as to Section 4.1, the expiration of the statute of limitations period legally applicable to it, including any statute of limitations governing fraud.

         9.4 LIMITATIONS ON INDEMNITY OBLIGATIONS.

              (a) Notwithstanding anything to the contrary contained in this Agreement (a) the aggregate liability for Damages under this Article 9 of Seller and Parent, on the one hand, and Purchaser and MAC, on the other hand, shall not, in either instance, exceed $10,600,000, and (b) neither Seller or Parent, on the one hand, nor Purchaser or MAC, on the other hand, shall be liable for Damages under this Article 9 unless and only to the extent such Damages exceed $500,000 in the aggregate. No party is required to make any indemnification payment hereunder unless a claim is initiated prior to expiration of the applicable survival period set forth in Section 9.1(a).

         9.5 NO CONTRIBUTION.

              (a) With respect to the matters for which Purchaser or any other Indemnitee is entitled to indemnification pursuant to Section 9.2(a), Seller and Parent hereby waive and acknowledge and agree that they shall not have and shall not exercise or assert, or attempt to exercise or assert, against Purchaser, Company or any Indemnitee, any right of contribution or right of indemnity or any other right or remedy in connection with any indemnification obligation to Purchaser or any Indemnitee to which Seller or Parent may become subject under any of the Transaction Documents or otherwise in connection with any of the Transactions. It is the intention of the parties that after the Closing the remedy for Purchaser or any Indemnitee seeking indemnification from Seller or Parent hereunder be a remedy solely against Seller or Parent and not against Company; accordingly, Seller and Parent agree to the waivers contained in this
Section 9.5. Seller and Parent further acknowledge that the waivers, acknowledgments and agreements of Seller and Parent contained in this Section are an essential inducement to Purchaser in entering into this Agreement and agreeing to consummate the Transactions.

              (b) With respect to the matters for which Seller is entitled to indemnification pursuant to Section 9.3, Purchaser hereby waives, and acknowledges and agrees that it shall not have and shall not exercise or assert, or attempt to exercise or assert, against Seller or Company, any right of contribution or right of indemnity or any other right or remedy in connection with any indemnification obligation to Seller to which Purchaser may become subject under any of the Transaction Documents or otherwise in connection with any of the Transactions. It is the intention of the parties that after the Closing the remedy for Seller seeking indemnification from Purchaser hereunder be a remedy solely against Purchaser; accordingly, Purchaser agrees to the waivers contained in this Section 9.5. Purchaser further acknowledges that the waivers, acknowledgments and agreements of Purchaser contained in this Section are an essential inducement to Seller in entering into this Agreement and agreeing to consummate the Transactions.

         9.6 INTEREST.

         To the extent any party does not pay Damages due from such party within thirty (30) days after demand for indemnification hereunder in respect of which it is ultimately determined that the party seeking indemnification is entitled thereto, then such non-paying party shall also be required to pay to such indemnified party interest on the amount of the related Damages (for the period commencing as of the date on which payment was first sought and ending on the date on which such payment is made). Such interest shall accrue at a floating rate equal to the rate of interest publicly announced by The Bank of Tokyo-Mitsubishi, New York branch from time to time as its prime, base or reference rate, except to the extent interest has been included in the amount of Damages awarded.

         9.7 SETOFF.

         In addition to any rights of setoff or other rights that any Person may have at common law or otherwise, each Person shall have the right to set off any amount that may be owed to it by the other under this Section 9 against any amount otherwise payable by such Person hereunder (including, without limitation, any Premium Payment otherwise payable by Purchaser).

         9.8 DEFENSE OF THIRD PARTY CLAIMS.

         In the event of the assertion or commencement by any Person of any claim or Proceeding (whether against Purchaser, Company, Seller, Parent any other Indemnitee or any other Person) with respect to which a party hereto may become obligated hereunder to indemnify, hold harmless, compensate or reimburse any Indemnitee pursuant to this Section 9, the party to be indemnified (the "INDEMNIFIED PARTY") shall reasonably promptly, but in any event within thirty
(30) days following the Indemnified Party's actual knowledge thereof, notify the Person providing the indemnification hereunder (the "INDEMNIFYING PARTY") of such claim or Proceeding by providing notice to the Indemnifying Party. In any such event, the Indemnifying Party and the Indemnified Party shall agree upon mutually acceptable counsel and upon a mutually agreeable strategy for the defense of such claim or Proceeding. The Indemnifying Party shall bear and pay all costs and expenses (including fees and costs of counsel), in connection with the defense of any such claim or Proceeding; PROVIDED that all such expenses paid by Seller or Parent, combined with any other indemnification, will in no event exceed the respective indemnification limitations set forth in Section 9.4.

         With regard to the defense of any such claim or Proceeding:

              (a) all expenses reasonably incurred and relating to the defense of such claim or Proceeding (whether or not incurred by the Indemnified Party) shall be borne and paid exclusively by the Indemnifying Party;

              (b) the Indemnifying Party and the Indemnified Party shall make available to one another any documents and materials in its possession or control that may be necessary to the defense of such claim or Proceeding;

              (c) the Indemnifying Party and the Indemnified Party shall keep one another informed of all material developments and events relating to such claim or Proceeding; and

              (d) there shall be no settlement, adjustment or compromise of such claim or Proceeding without the prior consent of both the Indemnifying Party and the Indemnified Party, which consent shall not be unreasonably withheld by either party.

         9.9 SOLE REMEDY.

         Other than rights to equitable relief, the sole remedy available to any Indemnitee or other Person for Breaches of this Agreement or the other Transaction Documents shall be limited to the rights set forth in this Section
9. The maximum aggregate amount payable by Seller to any and all Indemnitees for any and all Damages arising out of, or in connection with, this Agreement, any Transaction Document, any certificate, any other document delivered, or any of the Transactions, are the amounts specified as limitations in Section 9.4 hereof. In no event will any other Person except the named Indemnitees have any rights to any payments whatsoever.

         9.10 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PURCHASER AND BY SELLER.

         No Person other than an Indemnitee (or any successor or assignee thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Purchaser, Company and Seller (or any successor assignee thereof) shall have consented to the assertion of such indemnification claim or the exercising of such other remedy.

         9.11 METHOD OF PAYMENT FOR INDEMNITY OBLIGATIONS OF SELLER AND PARENT.

              (a) With respect to its obligations to indemnify Purchaser for Damages under Section 9.2, Seller and Parent may satisfy such indemnity obligations to Purchaser either by (i) paying the amount of such obligations to Purchaser in cash, or (ii) irrevocably transferring to Purchaser or its designee, free and clear of any Encumbrance, an additional Membership Interest percentage with a value equal to the indemnity obligations being satisfied. For purposes of this Section, the value of each 1% Membership Interest on any date of determination shall be equal to the quotient of (A) (x) $106,000,000 less (y) the amount of the Damages in respect of which the indemnity is being made, divided by (B) 100.

              (b) If the value of the Membership Interest owned by Seller is insufficient to satisfy all of the indemnity obligations of Seller and Parent owed to Purchaser in accordance with Section 9.11(a), then the remainder of such indemnity obligation shall be paid in cash.

         9.12 NO LIMITATION

         It is understood and agreed by the parties that none of the provisions of this Section 9 (including, without limitation, the survival period for representations and warranties set forth in Section 9.1 and the deductibility and cap amounts set forth in Section 9.4) shall in any way be deemed to limit Purchaser's or Seller's right to commence an action against Seller or Purchaser, as the case may be, for fraud at any time before expiration of the statute of limitations governing such an action.

10.      MISCELLANEOUS.

         10.1 FURTHER ASSURANCES.

         Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

         10.2 FEES AND EXPENSES.

         Purchaser, Seller, Company and Parent shall each bear and pay its own fees, costs and expenses incurred or that are in the future incurred in connection with the Transactions.

         10.3 ATTORNEYS' FEES.

         If any legal action or other legal proceeding (including arbitration) relating to the Transactions or the enforcement of any provision of any of the Transaction Documents is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         10.4 TRANSFER TAXES.

         Seller shall be responsible for sales, use and transfer taxes, including but not limited to any value added, stock or membership interest transfer, gross receipts, stamp duty and real, personal or intangible property transfer taxes, due by reason of the consummation of the Transactions, including but not limited to any interest or penalties in respect thereof.

         10.5 GOVERNING LAW; VENUE.

              (a) This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of New York.

              (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of New York, New York. Each party to this Agreement:

                   (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of New York, New York (and each appellate court located in the State of New York) in connection with any such legal proceeding;

                   (ii) agrees that each state and federal court located in the County of New York, New York shall be deemed to be a convenient forum; and

                   (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of New York, New York any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

              (c) The parties agree that if any Proceeding is commenced against any Indemnitee by any Person in or before any court or other tribunal anywhere in the world, then such Indemnitee may proceed against the applicable party in such court or tribunal with respect to any indemnification claim or other claim arising directly or indirectly from or relating directly or indirectly to such Proceeding or any matters alleged therein or any of the circumstances giving rise thereto.

              (d) Nothing contained in Sections 10.5(b) or (c) shall be deemed to limit or otherwise affect the right of any Indemnitee to commence any legal proceeding or otherwise proceed against Seller in any other forum or jurisdiction.

              (e) Each of the parties irrevocably waives the right to a jury trial in connection with any legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement.

         10.6 SUCCESSORS AND ASSIGNS.

         Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and the Indemnitees and shall inure to the benefit of and be enforceable by each person who shall be a holder Membership Interests in the Company from time to time. None of Company, Seller, SynTec, Parent or Purchaser may assign any of its or his rights or obligations hereunder to any other party (by contract, operation of law or otherwise) without the prior written consent of the other parties hereto, and any attempted assignment in violation thereof shall be void and of no effect; provided, however, that Purchaser may assign its rights and obligations hereunder to Marubeni Corporation or any direct or indirect wholly-owned subsidiary of Marubeni Corporation.

         10.7 ENTIRE AGREEMENT.

         The Transaction Documents, the schedules and the exhibits thereto and the other documents contemplated expressly thereby constitute the full and entire understanding and agreement between the parties with regard to the subjects thereof and supersede all prior agreements and understandings among or between any of the Parties relating to the subject matter hereof.

         10.8 SEPARABILITY.

         In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         10.9 AMENDMENTS.

         This Agreement may be amended or modified only upon the mutual written consent of Seller, Company and Purchaser. Any amendment or modification effected pursuant to this Section 10.9 shall be binding upon Seller, Company and Purchaser.

         10.10 NOTICES.

         Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by telecopier during business hours) to the address or telecopier number set forth beneath the name of such party below (or to such other address or telecopier number as such party shall have specified in a written notice given to the other parties hereto):

if to Company, Seller or Parent:

         c/o Carlisle Companies Incorporated
         250 S. Clinton Street, Suite 201
         Syracuse, New York 13202
         Attention:  Dennis J. Hall and Steven J. Ford
         Telecopier: 315-474-2008

if to Purchaser:

         c/o Marubeni America Corporation
         450 Lexington Avenue
         New York, New York 10017-3984
         Attention:  Masazumi Hasegawa and Edward G. Scheibler, Esq.
         Telecopier: 212-450-0755


         10.11 PUBLICITY AND USE OF CONFIDENTIAL INFORMATION.

              (a) Seller, Company and Parent shall keep strictly confidential, and shall not use, or disclose to any other Person, any non-public document or other information in Seller's Parent's or Company's possession that relates directly or indirectly to the business of Company, Purchaser or any affiliate of Purchaser.

              (b) Seller, Company, SynTec and Parent shall not issue or disseminate any press release or other publicity concerning any of the Transactions, or permit any press release or other publicity concerning any of the Transactions to be issued or otherwise disseminated by or on behalf of Seller, Company or Parent without Purchaser's prior consent.

              (c) Purchaser shall keep strictly confidential, and shall not use, or disclose to any other Person, any non-public document or other information in Purchaser's possession that relates directly or indirectly to the business of Company, Seller or any affiliate of Seller.

              (d) Purchaser and MAC shall not issue or disseminate any press release or other publicity concerning any of the Transactions, or permit any press release or other publicity concerning any of the Transactions to be issued or otherwise disseminated by or on behalf of Purchaser or Company without Seller's prior consent.

         10.12 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         10.13 DELAYS OR OMISSIONS; WAIVERS.

              (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise or waiver of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

              (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         10.14 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE.

         All remedies, either under this Agreement or by law or otherwise afforded to the parties hereto, shall be cumulative and not alternative. Each of the parties agrees that:

              (a) In the event of any Breach or threatened Breach by a party or Company of any covenant, obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such Breach or threatened Breach; and

              (b) neither Purchaser nor any other Indemnitee, on the one hand, nor Seller, on the other, shall be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or Proceeding.

         10.15 HEADINGS.

         The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         10.16 CONSTRUCTION.

              (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

              (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

              (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

              (d) Except as otherwise specified, all references in this Agreement to "Sections" refer to Sections of this Agreement.

              (e) All references to "this Agreement," "herein," "hereby," "hereto," and words of similar import refer to this Agreement, as it may be amended from time to time.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

                                    CONTAINER LEASING INTERNATIONAL, LLC.
                                    (D/B/A/ CARLISLE LEASING INTERNATIONAL, LLC)


                                    By: /s/ Kazuhiko Yamamoto
                                        ---------------------------
                                    Name:
                                    Title:



                                    MAC REEFERS, INC.


                                    By: /s/ Masazumi Hasegawa
                                        ---------------------------
                                    Name:
                                    Title:



                                   CARLISLE SYNTEC INCORPORATED
                                   (F/K/A CL REEFERS, INC.)


                                    By: /s/ Dennis J. Hall
                                        ---------------------------
                                    Name:
                                    Title:



                                    CARLISLE COMPANIES INCORPORATED


                                    By: /s/ Dennis J. Hall
                                        ---------------------------
                                    Name:
                                    Title:



                                    MARUBENI AMERICA CORPORATION


                                    By: /s/ Katsuo Koh
                                        ---------------------------
                                    Name:
                                    Title:

                                    CARLISLE NEVADA CORP.


                                    By: /s/ Dennis J. Hall
                                        ---------------------------
                                    Name:
                                    Title:

                     MEMBERSHIP INTERESTS PURCHASE AGREEMENT

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of this Agreement:

         ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean any transaction involving:

              (a) the sale, lease or other disposition of all or any portion of Company's businesses or assets (other than the lease of assets in the Ordinary Course of Business);

              (b) the issuance, sale or other disposition of (i) any Membership Interest in, or other security of, Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any Membership Interest in, or other security of, Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any Membership Interest in, or other security of, Company; or

              (c) any merger, consolidation, business combination, security exchange, reorganization or similar transaction involving Company.

         BANK CONSENTS. "Bank Consents" shall mean those certain consents pursuant to which the banks with which the Company has outstanding loan and/or credit agreements have agreed to the Transactions.

         BEST EFFORTS. "Best Efforts" shall mean the efforts that a prudent Person desiring to achieve a particular result would use in order to ensure that such result is achieved as expeditiously as possible.

         BREACH. There shall be deemed to be a "Breach" of a representation, warranty, covenant, obligation or other provision if there is or has been (i) any inaccuracy in or breach of, or any failure to comply with or perform, such representation, warranty, covenant, obligation or other provision, or (ii) any claim (by any Person) or other circumstance that is inconsistent with such representation, warranty, covenant, obligation or other provision; and the term "Breach" shall be deemed to refer to any such inaccuracy, breach, failure, claim or circumstance.

         BUSINESS. "Business" shall mean providing the services of selling, leasing, or financing of refrigerated containers, to any current or prior customers of any of Company.

         CCMC. "CCMC" shall mean Carlisle Container Manufacturing Corporation, a Delaware corporation, and a wholly owned subsidiary of Parent.

         CCMC WARRANTIES. "CCMC Warranties" shall mean all warranties and indemnification provided to Company by CCMC in connection with purchase agreements or extensions, modifications or addenda thereto entered into by and between Company and CCMC.

         CLOSING. "Closing" shall have the meaning specified in Section 1.2(a).

         CLOSING DATE. "Closing Date" shall have the meaning specified in
Section 1.2(a).

         CODE.  "Code" shall mean the Internal Revenue Code of 1986, as amended.

         COMPANY.  "Company" shall mean Container Leasing International, LLC.

         COMPANY CONTRACT.  "Company Contract" shall mean any Contract:

         (a)  to which Company is a party;

         (b) by which Company or any of its assets is or may become bound or under which Company has, or may become subject to, any obligation; or

         (c) under which Company has or may acquire any other right or interest.

         COMPANY RETURNS. "Company Returns" shall have the meaning specified in
Section 3.17(b).

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         CONTRACT. "Contract" shall mean, with respect to any Person, any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature to which such Person is a party or by which its properties or assets may be bound or affected or under which it or its respective business, properties or assets receive benefits. Without limiting the foregoing, each of the Leases shall be deemed a Company Contract.

         DAMAGES. "Damages" shall include any loss, damage, injury, decline in value, lost opportunity, Liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature (net of any insurance proceeds actually received by the Person suffering such Damages).

         DEFINED BENEFIT PLAN. "Defined Benefit Plan" shall mean either a plan described in Section 3(35) of ERISA or a plan subject to the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code.

         EIP ACCRUAL. "EIP Accrual" shall mean any future accrual required by the Company's auditors for the Employee Incentive Plan by reason of an increase in the enterprise valuation of the Company based on a reevaluation of the enterprise valuation of the Company after giving effect to the Transactions. The enterprise valuation of the Company on which the amount of the accrual for the Employee Incentive Plan was based for the 1998 fiscal year was $65 million.

         EMPLOYEE BENEFIT PLAN. "Employee Benefit Plan" shall have the meaning specified in Section 3.23(l) of ERISA.

         EMPLOYEE INCENTIVE PLAN. "Employee Incentive Plan" shall mean the Company's employee incentive plan titled "Carlisle Leasing International Company Executive Incentive Plan", dated January 1, 1996, as amended from time to time.

         ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         ENTITY. "Entity" shall mean any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

         ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         ERISA AFFILIATE. "ERISA Affiliate" shall mean any Person that is, was or would be treated as a single employer with Company under Section 414 of the Code.

         EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         FINANCIAL STATEMENTS. "Financial Statements" shall have the meaning specified in Section 3.9(a).

         GAAP.  "GAAP" shall mean generally accepted accounting principles.

         GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:

         (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or

         (b)  right under any Contract with any Governmental Body.

         GOVERNMENTAL BODY.  "Governmental Body" shall mean any:

         (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature;

         (b)  federal, state, local, municipal, foreign or other government;

         (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal);

         (d)  multi-national organization or body; or

         (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

         HAZARDOUS MATERIALS. "Hazardous Material" shall mean any substance, chemical, waste or other material which is or may be listed, defined or otherwise identified as hazardous, toxic or dangerous under any Legal Requirement, as well as any asbestos, polychlorinated biphenyls ("PCBs"), petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, and "source," "special nuclear," and "by-product" material as defined in the Atomic Energy Act of 1954, 42 U.S.C. ss.ss. 2011 ET seq.

         INDEMNIFICATION TERMINATION DATE. "Indemnification Termination Date" shall mean the second anniversary of the Closing Date.

         INDEMNIFIED PARTY. "Indemnified Party" shall have the meaning specified in Section 9.7.

         INDEMNIFYING PARTY. "Indemnifying Party" shall have the meaning specified in Section 9.7.

         INDEMNITEE. "Indemnitee" shall have the meaning specified in Section 9.2(a).

         KNOWLEDGE. An individual shall be deemed to have "Knowledge" of a particular fact or other matter if:

         (a)  such individual is actually aware of such fact or other matter; or

         (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably diligent and comprehensive investigation concerning the truth or existence of such fact or other matter.

Company, Seller or Parent shall be deemed to have "Knowledge" of a particular fact or other matter if any officer or employee (if such employee is charged with responsibility for the aspect of the business relevant or related to the fact at issue) of Company, Seller or of Parent, respectively, has Knowledge of such fact or other matter.

         LANDLORD CONSENT. "Landlord consent" shall mean consent from the landlord of the Companies' office space to the Transactions.

         LEASED PREMISES. "Leased Premises" shall have the meaning specified in
Section 3.10(c).

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         LIABILITY. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

         MEMBER OF THE CONTROLLED GROUP. "Member of the Controlled Group" shall mean each trade or business, whether or not incorporated, which would be treated as a single employer with Company under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

         MEMBERSHIP INTEREST. "Membership Interest" shall have the meaning set forth in the Company's Restated Operating Agreement.

         MULTIEMPLOYER PLAN. "Multiemployer Plan" shall mean a plan described in
Section 3(37) of ERISA.

         NONCOMPETITION PERIOD. "Noncompetition Period" shall have the meaning specified in Section 7.1(a).

         ORDER.  "Order" shall mean any:

         (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or

         (b) Contract with any Governmental Body that is or has been entered into in connection with any Proceeding.

         ORDINARY COURSE OF BUSINESS. An action taken by or on behalf of Company shall be deemed to have been taken in the "Ordinary Course of Business" if:

         (a) such action is recurring in nature, is consistent with Company's past practices and is taken in the ordinary course of Company's normal day-to-day operations;

         (b) such action is taken in accordance with sound and prudent business practices;

         (c) such action is not required to be authorized by Company's members, or the Company's Managers Committee and does not require any other separate or special authorization of any nature; and

         (d) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other Entities that are engaged in businesses similar to Company's business.

         PARENT. "Parent" shall mean Carlisle Companies Incorporated, a Delaware corporation.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         PLANS.  "Plans" shall have the meaning specified in Section 3.26(a).

         PROCEEDING. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard by or before, or that otherwise has involved or may involve, any Governmental Body or any arbitrator or arbitration panel.

         PROPRIETARY ASSET. "Proprietary Asset" shall mean any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right or other intellectual property right or intangible asset.

         PURCHASER. "Purchaser" shall mean MAC Reefers, Inc., a Delaware corporation.

         PURCHASE PRICE. "Purchase Price" shall have the meaning specified in
Section 1.1.

         RELATED PARTY. Each of the following shall be deemed to be a "Related Party":

         (a)  Seller;

         (b) each individual who is, or who has at any time been, an officer of Company;

         (c) each member of the family of each of the individuals referred to in clause (b) above; and

         (d) any Entity (other than Company) that controls, is controlled by, or is under common control with, any of the foregoing.

         RELEASE.  "Release" shall have the meaning specified in Section 2.1(c).

         REPRESENTATIVES. "Representatives" shall mean officers, directors, employees, shareholders, attorneys, accountants, advisors and representatives. Seller and all other Related Parties shall be deemed to be "Representatives" of Company.

         RESTATED OPERATING AGREEMENT. "Restated Operating Agreement" shall mean the Restated Operating Agreement of the Company, dated as of January 28, 1999.

         SEC.  "SEC" shall mean the Securities and Exchange Commission.

         SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

         SELLER. "Seller" shall mean Carlisle Nevada Corp., a Nevada corporation.

         SYNTEC. "SynTec" shall mean Carlisle SynTec Incorporated (formerly known as "CL Reefers, Inc.") a Delaware corporation.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or in the future may be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or in the future may be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body or any member in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         TOTAL STORAGE TRANSACTIONS. "Total Storage Transaction" shall mean the sale or leasing of refrigerated containers as static storage or portable storage to farmers, producer and other users (which operations are currently limited to South America).

         TRADEMARK LICENSE AGREEMENT. "Trademark License Agreement" shall mean the trademark license agreement between Carlisle Management Company, a Delaware corporation, and the Company, in form and substance satisfactory to Purchaser and Seller, as the same may be amended, supplemented or otherwise modified from time to time.

         TRANSACTION EXPENSES. "Transaction Expenses" shall mean all fees, costs and expenses that have been incurred or that are in the future incurred by or on behalf of Company or Seller in connection with the sale of the Purchased Interests and the preparation, execution and delivery of the Transaction Documents.

         TRANSACTION DOCUMENTS. "Transaction Documents" shall mean the Agreement, the Trademark License, and all other agreements, certificates and instruments executed or contemplated to be executed by any of the parties hereto in connection with the Transactions.

         TRANSACTIONS. "Transactions" shall mean (a) the execution and delivery of this Agreement and the other Transaction Documents and (b) all the transactions contemplated by this Agreement and the other Transaction Documents.

         UNAUDITED INTERIM BALANCE SHEET. "Unaudited Interim Balance Sheet" shall have the meaning specified in Section 3.9(a).

         VALENTINE LITIGATION EXPENSE. "Valentine Litigation Expense" shall mean any expense (including, without limitation, attorney's fees and settlement costs) resulting from the litigation described in Section 9.2(b)(iii).

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                                TABLE OF CONTENTS


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
1.       Agreement To Sell And Purchase the Purchased Membership Interest.........................................2

         1.1      Sale and Purchase of the Purchased Membership Interest..........................................2

         1.2      Payment of Initial Purchase Price Payment.......................................................2

         1.3      Payment of Premium Payments.....................................................................2

2.       Closing Conditions.......................................................................................6

         2.1      Conditions Precedent to Obligations of Purchaser................................................6

         2.2      Conditions Precedent to Obligations of Seller...................................................8

3.       Representations and Warranties of Company, Seller and Parent.............................................9

         3.1      Formation, Good Standing, Qualification.........................................................9

         3.2      Articles of Organization and Operating Agreement; Records.......................................9

         3.3      Capitalization.................................................................................10

         3.4      Authority; Binding Nature of Agreements........................................................11

         3.5      Non-Contravention; Consents....................................................................11

         3.6      Proprietary Rights; Proprietary Information and Inventions Agreement...........................12

         3.7      Proceedings; Orders............................................................................13

         3.8      Offering Valid.................................................................................14

         3.9      Financial Statements...........................................................................14

         3.10     Title to Assets................................................................................15

         3.11     Contracts......................................................................................16

         3.12     Employees; Employee Benefits...................................................................17

         3.13     Receivables; Major Customers...................................................................17

         3.14     [INTENTIONALLY OMITTED]........................................................................18
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

         3.15     Compliance With Legal Requirements.............................................................18

         3.16     Governmental Authorizations....................................................................18

         3.17     Tax Matters....................................................................................18

         3.18     Securities Laws Compliance; Registration Rights................................................20

         3.19     Finders and Brokers; Fees......................................................................20

         3.20     Environmental Compliance.......................................................................20

         3.21     Insurance......................................................................................21

         3.22     Related Party Transactions.....................................................................22

         3.23     Absence of Changes.............................................................................22

         3.24     Seller.........................................................................................24

         3.25     Powers of Attorney.............................................................................26

         3.26     Benefit Plans; ERISA...........................................................................26

         3.27     Sale and Lease of Products; Performance of Services............................................28

         3.28     Full Disclosure................................................................................28

         3.29     Due Diligence Information......................................................................28

         3.30     Product Liability Claims; Warranty Claims......................................................29

4.       Representations and Warranties of Purchaser.............................................................29

         4.1      Organization, Good Standing, Qualification.....................................................29

         4.2      Investment Representations.....................................................................29

         4.3      Consents.......................................................................................30

         4.4      Ownership of Company...........................................................................30

5.       [INTENTIONALLY OMITTED].................................................................................30

6.       [INTENTIONALLY OMITTED].................................................................................30

7.       Other Agreements........................................................................................30

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

         7.1      Covenant Not To Compete; Non-Solicitation......................................................30

         7.2      CCMC Warranties................................................................................31

         7.3      Tax Election...................................................................................31

         7.4      Finders and Brokers............................................................................32

8.       [INTENTIONALLY OMITTED].................................................................................32

9.       Indemnification, etc....................................................................................32

         9.1      Survival of Representations and Covenants......................................................32

         9.2      Indemnification by Seller and Parent...........................................................33

         9.3      Indemnification by Purchaser...................................................................33

         9.4      Limitations on Indemnity Obligations...........................................................34

         9.5      No Contribution................................................................................34

         9.6      Interest.......................................................................................34

         9.7      Setoff.........................................................................................35

         9.8      Defense of Third Party Claims..................................................................35

         9.9      Sole Remedy....................................................................................36

         9.10     Exercise of Remedies by Indemnitees Other Than Purchaser and by Seller.........................36

         9.11     Method of Payment for Indemnity Obligations of Seller and Parent...............................36

         9.12     No Limitation..................................................................................36

10.      Miscellaneous...........................................................................................37

         10.1     Further Assurances.............................................................................37

         10.2     Fees and Expenses..............................................................................37

         10.3     Attorneys'Fees.................................................................................37

         10.4     Transfer Taxes.................................................................................37

         10.5     Governing Law; Venue...........................................................................37

                                      iii

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

         10.6     Successors and Assigns.........................................................................38

         10.7     Entire Agreement...............................................................................38

         10.8     Separability...................................................................................39

         10.9     Amendments.....................................................................................39

         10.10    Notices........................................................................................39

         10.11    Publicity and Use of Confidential Information..................................................39

         10.12    Counterparts...................................................................................40

         10.13    Delays or Omissions; Waivers...................................................................40

         10.14    Remedies Cumulative; Specific Performance......................................................40

         10.15    Headings.......................................................................................41

         10.16    Construction...................................................................................41

                                       iv


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